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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Community First Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Community First Bankshares, Inc. to be held at the Holiday Inn, I-29 and 13th Avenue South, Fargo, North Dakota at 10:00 a.m. Central Daylight Time on April 20, 2004. The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

        No matter how many shares of stock you own, it is important that your shares be represented. If you cannot personally attend, we encourage you to be represented at the meeting by signing the accompanying proxy card and returning it in the enclosed envelope. Alternatively, you may vote your shares by proxy over the Internet on the Web site shown on the proxy card, or by telephone using the toll-free telephone number shown on the proxy card. Your Internet or telephone vote permits the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Sincerely,
Mark A. Anderson President and Chief Executive Officer

COMMUNITY FIRST BANKSHARES, INC.
520 Main Avenue
Fargo, North Dakota 58124-0001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 20, 2004

        NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Community First Bankshares, Inc. will be held on Tuesday, April 20, 2004 at 10:00 a.m., Central Daylight Time, at the Holiday Inn, I-29 and 13th Avenue South, Fargo, North Dakota 58103, for the following purposes:

  1.
  To elect eleven (11) directors of the Company.

  2.
  To ratify and approve the selection of independent public accountants for the current fiscal year.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only holders of record of Common Stock at the close of business on February 27, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Mark A. Anderson President and Chief Executive Officer

Fargo, North Dakota
March 10, 2004

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE REFER TO THE PROXY CARD FOR INFORMATION ON INTERNET AND TELEPHONE VOTING METHODS.

COMMUNITY FIRST BANKSHARES, INC.

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION	1
CORPORATE GOVERNANCE AND BOARD MATTERS	2
General	2
Principles of Corporate Governance	2
Director Independence	3
The Board, Board Committees and Meetings	4
Director Compensation	5
Director Nominations	6
Contacting the Board of Directors	7
Code of Ethics and Business Conduct	7
Audit Committee Report	7
PROPOSALS	8
Proposal One: Election of Directors	8
Proposal Two: Appointment of Independent Auditors	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
Security Ownership Table	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
EXECUTIVE COMPENSATION	15
Summary of Cash and Certain Other Compensation	15
Stock Options	16
Option Exercises and Holdings	17
Indebtedness of Management	18
Employment Agreements	18
Comparative Stock Performance	18
Compensation Committee Report on Executive Compensation	19
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	22
OTHER MATTERS	23
Certain Relationships and Related Transactions	23
Stockholder Proposals	23
Annual Report; Householding of Annual Disclosure Documents	23
Other Information	24

Appendix A—Audit Committee Charter

i

COMMUNITY FIRST BANKSHARES, INC.

PROXY STATEMENT

GENERAL INFORMATION

Information Regarding the Annual Meeting

        This Proxy Statement is furnished to the stockholders of Community First Bankshares, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of the Company to be held on April 20, 2004, or any adjournment thereof (the "Annual Meeting"). The mailing of this Proxy Statement to stockholders of the Company commenced on or about March 12, 2004.

Solicitation and Revocation of Proxies

        The cost of the solicitation of proxies for the Annual Meeting is being borne by the Company. In addition to this solicitation, the directors, officers and employees of the Company may solicit proxies from stockholders by telephone, facsimile, e-mail, telegram, personal interview or other means of communication. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

        All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of each of the directors nominated by management and in favor of the appointment of Ernst & Young LLP as independent public accountants for the Company. A stockholder granting a proxy in the form enclosed has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument of revocation, delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting Securities and Record Date

        Only holders of record of Common Stock at the close of business on February 27, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 36,823,005 shares, net of treasury shares, of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting, and in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting shall be the act of the stockholders. The election of directors is determined using cumulative voting rights as described under "Election of Directors."

        Registered stockholders unable to attend the Annual Meeting may vote in one of three ways: by completing and returning the enclosed proxy card by regular mail, by telephone or by the Internet, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        Our Board of Directors is committed to sound and effective corporate governance practices. During the past year, we have continued to review our governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission ("SEC") and the new listing standards of The NASDAQ Stock Market® ("NASDAQ").

        As a part of our continuing review process, we have taken many steps designed to ensure compliance with SEC and NASDAQ rules and regulations and implement a number of other best practices, including:

  •
  Revising our Corporate Governance Charter and Principles of Corporate Governance to address, among other things, our policies and procedures for handling director nominations and communications with our stockholders;

  •
  Adopting a Code of Ethics and Business Conduct applicable to all our officers, directors and employees;

  •
  Revising our Audit Committee Charter;

  •
  Adopting an Audit Committee Pre-Approval Policy; and

  •
  Adopting a policy for compliance with the SEC's attorney conduct standards.

        All of the documents and policies listed above, as well as our current committee charters, are available on the "Investor Relations" section of our website at www.CommunityFirst.com or by writing to Mark A. Anderson at:

    Community First Bankshares, Inc.
    520 Main Avenue
    Fargo, North Dakota 58124-0001
     Mark.Anderson@CommunityFirst.com

Principles of Corporate Governance

        The Board of Directors adheres to Principles of Corporate Governance that provide standards for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance, which are summarized below, were originally adopted in 1997 and have been subsequently amended through February 2004 to reflect the Board's continuing commitment to sound corporate governance practices.

        Purpose.    To ensure that the Board of Directors is effectively discharging its responsibility by establishing an appropriate structure for the governance of the Board, including the processes of director selection and tenure, setting and monitoring Board performance, and management succession planning.

        Board Organization.    The Board must consist of a majority of independent directors, and director independence is reviewed by the Corporate Governance Committee on an annual basis. The independent directors of the Board, acting in executive session, elect a Non-Executive Chair. In 2003, the independent directors elected John H. Flittie as the Non-Executive Chair. The Non-Executive Chair, among other things, sets a Board agenda with Board and management input, facilitates communications among directors and works with the Chief Executive Officer to ensure appropriate information flow to the Board. The Board also maintains three other standing committees—Audit,

Compensation and Finance. Assignments to, and chairs of, the committees are recommended by the Corporate Governance Committee and selected by the Board. All committees report on their activities to the Board.

        Board Operation.    A minimum of four regular meetings of the Board are held each year, and committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

        Executive Sessions.    The non-management members of the Board of Directors meet regularly in executive session without management present. "Non-management" directors are those who are not officers but include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company. Executive sessions are led by our Non-Executive Chairman. Although executive sessions are generally held in conjunction with a regularly scheduled Board meeting, other sessions may be called by the Non-Executive Chairman in his or her own discretion or at the request of the Board of Directors.

        Board Advisors.    The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

        Board Evaluation.    The Corporate Governance Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including evaluation of individual directors. The annual evaluation may also serve as a basis for the addition, modification or deletion of Board policies and practices.

Director Independence

        The Board of Directors has adopted director independence guidelines that are consistent with the definitions of "independence" set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and NASDAQ Marketplace Rules 4200 and 4350. In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, with the exception of Mark A. Anderson, the Company's President and Chief Executive Officer, Marilyn M. Seymann, President of M One, Inc., a bank consulting firm that has provided services to the Company in the past, each qualifies as "independent" under the new Nasdaq listing standards (although Patrick Delaney is a retired partner of Lindquist & Vennum, the Company's legal counsel, and as a result has provided services to the Company in the past, the Board has determined that this relationship does not preclude him from satisfying Nasdaq's independence test). Specifically, the Board has determined that:

  •
  Other than Mr. Anderson, no director is an officer or employee of the Company or its subsidiaries or affiliates;

  •
  No director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

  •
  No director, other than Mr. Anderson, Ms. Seymann and Mr. Delaney, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

  •
  No director is, or was within the past three years, employed by the independent auditors of the Company;

  •
  No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director; and

  •
  No director is an executive officer of any entity which the Company's annual sales to or purchases from exceeded five percent of the Company's consolidated gross revenues for the last fiscal year.

The Board, Board Committees and Meetings

        Election of the Board.    The full Board of Directors is elected by the Company's stockholders each year at the Company's Annual Meeting of Stockholders. Cumulative voting applies to the election of directors.

        Meeting Attendance.    Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of stockholders. During 2003, the Board of Directors convened four formal meetings, held one strategic planning retreat and held several telephonic meetings during the year. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. All of our directors then serving or nominated attended our 2003 Annual Meeting of Stockholders.

        Board Committees.    The Company has the following committees: Audit, Compensation, Corporate Governance and Finance, all established by the Board of Directors and consisting of its members. The members of the committees are identified in the following table:

Director	Audit	Compensation	Corporate Governance	Finance
Mark A. Anderson
Patrick Delaney		X	X
Dawn R. Elm			X
John H. Flittie	Chair		X
Thomas Gallagher	X	Chair
Darrell G. Knudson		X	Chair	X
Karen M. Meyer		X
Lauris N. Molbert	X		X	X
Rahn K. Porter	X	X		X
Marilyn R. Seymann				Chair
Harvey L. Wollman		X	X

        Audit Committee.    The Audit Committee reviews the Company's external and internal auditing systems, and monitors compliance with prescribed accounting and regulatory procedures. It operates under a formal charter, attached to this Proxy Statement as Appendix A, which governs its conduct and responsibilities. Among other things, the Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company's independent auditor, review of the Company's internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Ernst & Young LLP, the Company's independent public accountants, reports directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by Nasdaq listing standards and the Board of Directors has determined that Messrs. Flittie, Gallagher, Molbert and Porter are audit committee financial experts. The Audit Committee met nine times during 2003. The report of the Audit Committee is found beginning on page 7.

        Compensation Committee.    The Compensation Committee's role is to provide leadership by effectively and appropriately using compensation to tie the executives' financial interests to those of the shareholders in order to achieve the Company's vision and goals. The Compensation Committee operates under a charter approved by the Board. Each of the members of the Compensation Committee is independent under Nasdaq listing standards. The Compensation Committee met five times during 2003. The report of the Compensation Committee is found on pages 19-22.

        Corporate Governance Committee.    The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board of Directors nominees to be elected at the annual meeting of stockholders, CEO and Board evaluations, reviewing, developing and recommending to the Board corporate governance principles, and playing a general leadership role in the Company's corporate governance. The Corporate Governance Committee operates under a charter approved by the Board. Each of the members of the Corporate Governance Committee is independent under Nasdaq listing standards. The Corporate Governance Committee met five times during 2003.

        Finance Committee.    The Finance Committee reviews the financial performance and financial planning of the Company and monitors the Company's loan portfolio for quality and compliance with Board policies and governmental and contractual restrictions. The Finance Committee met once during 2003.

Director Compensation

        Each director who is not employed by the Company receives: an annual retainer of $20,000 (an increase from $16,000 in 2003); fees of $1,200 per meeting of the Board of Directors (an increase from $1,000 in 2003); and $2,000 for attendance at an annual strategic planning meeting. Committee members are also paid: $1,200 per committee meeting attended in person (an increase from $1,000 in 2003); and $500 per committee meeting if the meeting is held by telephone.

        Each non-employee Committee Chair receives an additional retainer of $4,000 per year (an increase from $2,000 in 2003), except that the Audit Committee Chair receives a $6,000 annual retainer (an increase from $3,000 in 2003). In addition to these fees, Mr. Flittie receives an additional retainer of $50,000 (an increase from $45,000 in 2003) for serving as Non-executive Chair of the Company because of his increased duties and responsibilities in that role. In 2003, Mr. Delaney received an additional fee of $18,000 for serving as assistant secretary to the Company. Although Mr. Delaney will continue in the role of assistant secretary to the Company, no fee will be paid in 2004.

        All directors are reimbursed for ordinary expenses incurred in connection with attending Board and Committee meetings.

        In April 2003, each non-employee director of the Company who was elected at the Annual Meeting of Stockholders received a nonqualified option under the Company's 1996 Stock Option Plan (the "1996 Plan") to purchase up to 4,000 shares of Company Common Stock at an exercise price of $26.29 per share. The 1996 Plan gives the Compensation Committee the authority to grant options to each of the non-employee directors to purchase up to 4,000 shares each time they are re-elected to the Board. Such options have an exercise price equal to the closing price on the date of grant and are immediately exercisable. The exercise term of these options is ten years from the date of grant.

        In 1993, the Board of Directors adopted the Deferred Compensation Plan for Members of the Board of Directors (the "Directors Deferred Plan") under which directors may elect to defer 100% of compensation until termination of their status as a director. In February 1999, the Board amended the

Directors Deferred Plan to allow the directors to designate all or part of the funds to be credited with dividends and appreciation as if invested in the Company's Common Stock or a rate of return based on the five-year U.S. Treasury note rate. Upon termination of director status, these funds are distributed in the form of Company Common Stock or cash at the election of the director.

Director Nominations

        Our Corporate Governance Committee is the standing committee responsible for identifying, investigating and recommending to the full Board of Directors the nominees for election as directors at our annual stockholder meetings. In making its recommendations, the Committee reviews the current composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. Among other things, the Committee considers whether:

  •
  the director is of the highest ethical character and shares the values of the Company;

  •
  the reputation of the director, both personal and professional, is consistent with the image and reputation of the Company;

  •
  the director is able to read and understand basic financial statements;

  •
  the director has relevant expertise and experience, and is able to offer advice and guidance to the company's management based on that expertise and experience;

  •
  the director is "independent," as defined by stock exchange listing standards applicable to the Company (the majority of Directors on the Board should be independent, not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director);

  •
  the director has a demonstrated ability to exercise sound business judgment.

        In addition to the criteria listed above, the Corporate Governance Committee considers diversity, age, skills and such other factors it deems appropriate, given the current needs of the Board, with the goal of creating a balance of knowledge experience and diversity.

        During 2003, the Corporate Governance Committee recommended, and the Board approved, the appointment of Dawn R. Elm and Karen M. Meyer to fill two director vacancies and serve as directors of the Company until the annual meeting of stockholders in 2004. In its search to fill the two director vacancies, the Corporate Governance Committee solicited existing members of the Company's Board for names of potential director candidates. The Corporate Governance Committee screened candidates with regard to independence, functional expertise and geographical representation. Among the key skill sets that the Board was seeking were corporate governance and ethics, as well as executive compensation and human resources experience. Based upon its evaluation of the director candidates, the Corporate Governance Committee determined that Dr. Elm and Ms. Meyer best satisfied the qualifications being sought and, in June 2003, recommended to the full Board that Dr. Elm and Ms. Meyer be appointed to fill the director vacancies.

        Although we have never received a submission in the past, the Corporate Governance Committee will consider qualified candidates for director that are submitted by our stockholders. Stockholders can submit qualified candidates, together with appropriate biographical information, to the Corporate Governance Committee at:

    Community First Bankshares, Inc.
    Attn: Corporate Governance Committee of the Board
    520 Main Avenue
    Fargo, North Dakota 58124-0001

        Submissions that meet the criteria outlined above will be forwarded to the Chair of the Corporate Governance Committee for review and consideration. Any stockholder desiring to submit a director candidate for consideration at our 2005 annual meeting must ensure that the submission is received by the Company no later than November 13, 2004 in order to provide adequate time for the Company's Corporate Governance Committee to properly consider the candidate.

Contacting the Board of Directors

        Any stockholder who desires to contact our Board of Directors may do so by writing to:

    Mark Anderson, President and CEO
    Community First Bankshares, Inc.
    520 Main Avenue
    Fargo, North Dakota 58124-0001
     Mark.Anderson@CommunityFirst.com

        Communications received electronically or in writing are distributed to the full Board of Directors or a committee, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct applicable to all of the Company's officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company's senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company's financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. Every officer, director, employee and consultant will be required to read and sign the Code. A copy of the Code of Ethics and Business Conduct is available on the Investor Relations page of our website at www.CommunityFirst.com and is also filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee Report

        The Audit Committee of the Board of Directors is responsible for, and takes an active role in, providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent accountants' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors in 1997, and subsequently amended in February 2003 and February 2004. A copy of the current charter is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent under Nasdaq National Market® listing standards. Each of the members is also independent according to the Sarbanes-Oxley Act, as no member has received any fees from the Company except for service as a director, and no member is affiliated with the Company beyond his or her membership on the Board other than ownership of equity securities of the Company. The Board of Directors has determined that Messrs. Flittie, Gallagher, Molbert and Porter are each an audit committee financial expert.

        The Committee held nine meetings during fiscal year 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee, the internal auditors and the Company's independent accountants, Ernst & Young LLP. During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit

Committee has reviewed and discussed the consolidated financial statements with Management and the independent accountants. The discussions with Ernst & Young also included the matters required by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90 (Audit Committee Communications).

        The Audit Committee received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young their independence as the Company's independent auditor. Based on the discussions with management and Ernst & Young, the Audit Committee's review of the representations of management and the report of Ernst & Young, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission for the year ended December 31, 2003.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:
John H. Flittie, Chair Lauris Molbert, Vice Chair Thomas Gallagher Rahn K. Porter

PROPOSALS

Proposal One:
Election of Directors

Nominees for Director

        At the Annual Meeting, the stockholders will elect eleven directors to hold office until the next annual meeting of stockholders or until a successor is elected and qualified. The Company's Bylaws require that the Board of Directors consist of at least three directors and the Board may increase the size of the Board and elect additional directors. The Board of Directors has set the number of directors at twelve. Two vacancies created by the departures of Donald Mengedoth and Annette Quintana were filled by the appointment of Dawn R. Elm and Karen M. Meyer. There is currently one vacancy that was created by the departure of Dennis Mathisen in December 2003. Upon the recommendation of our Corporate Governance Committee, the Board of Directors has nominated each of the eleven individuals named below to serve until the 2005 Annual Meeting of Stockholders. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such substitute nominees as the Board of Directors may propose.

        Cumulative voting applies to the election of directors. That means that each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled (one vote per share of Common Stock held on the Record Date) multiplied by eleven (the number of directors to be elected). If there are no nominees other than the Board of Directors' slate, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner which appears to the named proxies most likely to result in the greatest number of Board slate nominees being elected.

        The names and ages of the director nominees and their principal occupations are set forth below, based upon information furnished to the Company by the directors.

Name and Age	Director Since	Principal Occupation
Mark A. Anderson (46)	2000	President and Chief Executive Officer of the Company
Patrick Delaney (61)	1987	Assistant Secretary of the Company, Writer, Director of Business Corporations
Dawn R. Elm (46)	2003	Professor of Management at the University of St. Thomas
John H. Flittie (67)	1993	Non-Executive Chair of the Company, Consultant and Retired Senior Insurance Executive
Thomas Gallagher (49)	2001	Economist and head of Washington office of International Strategy and Investment Group, Inc.
Darrell G. Knudson (66)	1998	Vice Chairman of BANKFIRST Corporation
Karen M. Meyer (54)	2003	Vice President of Administration of The Toro Company
Lauris N. Molbert (46)	2002	Executive Vice President and Chief Operating Officer of Otter Tail Corporation
Rahn K. Porter (49)	2001	Vice President of Finance of Qwest Communications International, Inc.
Marilyn R. Seymann (61)	1998	President and Chief Executive Officer of M One, Inc.
Harvey L. Wollman (68)	1987	Non-Executive Vice Chair of the Company, Farmer and Rancher

Business Experience of Nominees

        Mark A. Anderson.    Mr. Anderson was appointed President and Chief Executive Officer of the Company on March 1, 2000. He had been Vice Chairman—Corporate Services since October 1998, Chief Information Officer since February 1998 and Chief Financial Officer, Secretary and Treasurer of the Company since the Company began operation in 1987. He was Vice President and Regional Controller for First Bank, now known as U.S. Bancorp, from 1984 to 1987. From 1979 to 1984, he held various positions with U.S. Bancorp-affiliated banks in the finance and credit analysis areas. Mr. Anderson is a Chartered Financial Analyst and a Certified Management Accountant.

        Patrick Delaney.    Mr. Delaney is a writer and director of business corporations. A practicing attorney since 1967, he retired as a partner of the Minneapolis based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company, in December 2002. Mr. Delaney is also a director and the Secretary of CNS, Inc., a publicly held medical product company based in Minneapolis. Mr. Delaney is also director of several closely held business corporations.

        Dawn R. Elm.    Dr. Elm has been a Professor of Management at University of St. Thomas, St. Paul, Minnesota, since 1989. She is also a principal in Ethics & Organizations, a private training and consulting company for business ethics and corporate governance, and a guest lecturer for Darden Graduate School of Business, University of Virginia. Dr. Elm is also a director of OGA Parent Group, Inc., a charitable and educational organization. She was formerly a product development manager with the Procter & Gamble Company from 1980 to 1984. Dr. Elm has a Ph.D. in strategic management and organization from the University of Minnesota.

        John H. Flittie.    Mr. Flittie has been a consultant since his retirement in 1999 from ReliaStar Financial Corporation, a Minneapolis-based insurance and financial services company. From 1999 to 2002, he served as an adjunct faculty member at the University of St. Thomas Graduate School of Business. Mr. Flittie served as President and Chief Operating Officer of ReliaStar from July 1993 until his retirement. Prior to becoming President, Mr. Flittie held various positions with ReliaStar since 1985. From 1976 to 1985, Mr. Flittie was a partner at Touche Ross & Co., an audit and consulting firm. In January 2003, he was appointed Non-Executive Chair of the Company. Mr. Flittie is also a director of Medica, a Minnesota health maintenance organization.

        Thomas Gallagher.    Mr. Gallagher is head of the Washington office of International Strategy and Investment Group, Inc., an institutional brokerage firm specializing in economic and political research, where he has been employed since 1999. From 1986 to 1999, Mr. Gallagher was a Managing Director and Political Economist for Lehman Brothers, an investment banking firm.

        Darrell G. Knudson.    Mr. Knudson has been Vice Chairman of BANKFIRST Corporation, Sioux Falls, South Dakota, since January 2000. He was previously an advisor to the Chief Executive Officer of the Bank of Arizona and served as Chairman of the Bank of Arizona from January 1997 until January 1998. He served as Executive Vice President and Director of Boatmen's Bancshares from January 1996 to November 1996. He was Chairman of the Board and Chief Executive Officer of Fourth Financial Corporation, Wichita, Kansas, from July 1991 to November 1996 and served as Vice Chairman and a Director of Fourth Financial Corporation from December 1990 to June 1991. From 1958 to 1990, Mr. Knudson was employed with First Bank, now known as U.S. Bancorp, holding a number of executive positions, including Interim Chief Executive Officer, Vice Chair and Director. He was previously a member of the Bankers Roundtable Board of Directors, the American Bankers Association Council, and the Board of Directors of the Central Bank of Denver.

        Karen M. Meyer.    Since 1998, Ms. Meyer has been the Vice President of Administration at The Toro Company, where she has been employed since 1977. She is a member of the Advisory Board for the InSite Group, a privately-held company providing strategic application development and support, web solutions and consulting, as well as a member of the Toro Foundation Board and the Toro Investment Fiduciary Board. Ms. Meyer also serves on the Human Resources Board of the Greater Twin Cities United Way.

        Lauris N. Molbert.    Since 2002, Mr. Molbert has been Executive Vice President and Chief Operating Officer of Otter Tail Corporation, a diversified holding company with interests in electric, manufacturing, transportation, health services, plastics, telecommunications, construction, energy services and entertainment businesses. From 1995 to 2002, he was President and Chief Operating Officer of Varistar Corporation, a subsidiary of Otter Tail Corporation. Mr. Molbert is a lawyer and certified public accountant.

        Rahn K. Porter.    Mr. Porter has been Vice President of Finance at Qwest Communications International, Inc., a telecommunications company, since 2003. He has also been Chief Executive Officer of RPSS Enterprises, a financial consulting company, since 2002. From 2001 to 2002, Mr. Porter was Chief Financial Officer of Telenet Communications, Inc., a communications company. From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of Nupremis, Inc. a managed service provider that provides managed enterprise applications, and managed security, server and storage solutions. From 1999 to 2000, Mr. Porter was Vice President and Treasurer of MediaOne Group, Inc., a broadband communications company. From 1974 to 1998, Mr. Porter held a variety of positions with US West, Inc. including Executive Director-Corporate Finance and Assistant Treasurer from 1996-1998, a communications company.

        Marilyn R. Seymann.    Ms. Seymann has been President and Chief Executive Officer of M One, Inc., a bank consulting firm, since 1990. From 1990 to 1993, she served by presidential appointment as a director and Vice Chair of the Federal Housing Finance Board (formerly the Federal Home Loan Bank Board). From 1990 to 1991, she also served as Managing Director of Arthur Andersen & Co. Prior to 1990, Ms. Seymann served as Executive Vice President and Private Banking/President of Chase Bank of Arizona. Ms. Seymann is a member of the boards of directors of Beverly Enterprises, Inc., a provider of nursing home and rehabilitative care; Maximus Corporation, a provider of program management, information technology, and consulting services to government agencies throughout the United States; and NorthWestern Corporation, a provider of diversified energy, telecommunications and related services. NorthWestern Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in September of 2003. Ms. Seymann also serves as a director of EOS, a holding company for direct marketing companies including Discovery Toys, Regal Gifts and IFS.

        Harvey L. Wollman.    Mr. Wollman is a farmer and rancher near Frankfort, South Dakota, where he owns and operates a 3,000-acre irrigated farm and ranch. He served in the South Dakota State Senate from 1968 to 1974, was Lieutenant Governor from 1974 to 1977, and served as Governor of South Dakota in 1978. Mr. Wollman has served on various State government committees and is active in various service, civic and community organizations. In January 2003, he was appointed Non-Executive Vice-Chair of the Company.

The Board of Directors Recommends that the Stockholders Vote "For"
Each of the Nominees Listed Above

Proposal Two:
Appointment of Independent Auditors

        Ernst & Young LLP, independent certified public accountants, have been the auditors of the Company since its inception in 1987. They have been reappointed by the Board of Directors as the Company's auditors for the current year. Although stockholder approval is not required, it is the policy of the Board of Directors to request stockholder ratification for the appointment or reappointment of accountants.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2003, and December 31, 2002. The Audit Committee considered and discussed with Ernst & Young the provision of non-audit services to the Company and the compatibility of providing such services with maintaining its independence as the Company's auditor.

Fee Category	2003	2002
Audit Fees	$425,000	$320,000
Audit-Related Fees	55,000	391,000
Tax Fees	310,000	302,000
All Other Fees	-0-	62,000
Total Fees	$790,000	$1,075,000

        Audit Fees.    This category consists of fees billed for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports, internal control attestation procedures required by regulators, comfort letters, consents and assistance provided with regulatory filings.

        Audit-Related Fees.    This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under "Audit Fees." These services include employee benefit plan audits, accounting consolidations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For 2002, these services included internal audit services then provided by our independent auditor.

        Tax Fees.    This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and acquisitions and divestitures.

        All Other Fees.    This category consists of fees for products and services other than the services reported above.

Audit Committee Pre-approval Policies and Procedures

        The Audit Committee has adopted policies and procedures for the pre-approval of audit, audit-related, tax and other services for the purpose of maintaining the independence of our independent auditors. Under the policy, the Audit Committee is required, on an annual basis, to review and approve all audit services, as well as pre-approve non-audit services that may be performed by the independent auditors. Pre-approval responsibility for certain activities may be delegated to one or more members of the Audit Committee. If pre-approval responsibility is designated to one or more members of the Audit Committee, those members will present their decisions to the full Audit Committee at its next scheduled meeting. The Audit Committee will receive a report at each of its quarterly meetings disclosing all audit and non-audit services performed and fees incurred since the Audit Committee's last quarterly meeting.

        The engagement of the independent auditors for any non-audit service requires the written pre-approval of the Chief Financial Officer and all non-audit services performed by the independent auditors will be disclosed in the Company's periodic filings with the SEC.

        During fiscal year 2003, the Audit Committee pre-approved all services provided by the independent auditor.

Attendance at Annual Meeting

        A representative of Ernst & Young LLP will be present at the Annual Meeting. The representative will be given the opportunity to make a statement at the meeting and will be available to answer any appropriate questions that you may have.

The Board of Directors Recommends that the Stockholders Vote "For"
the Proposal to Approve the Appointment of Ernst & Young LLP

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

        The following table sets forth, as of February 27, 2004, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each person who is known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director of the Company, by each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Options Exercisable Within 60 Days	Total(1)(2)		Percent of Class
Barclays Global Investors NA(3) 10 Rue D'Italie, CH-1204 Geneva, Switzerland	2,591,622		0	2,591,622		7.04%
T. Rowe Price Associates, Inc.(4) 100 East Pratt Street, Baltimore, Maryland 21202	2,087,845		0	2,087,845		5.67%
Mark A. Anderson	305,197		180,503	485,700		1.31%
Ronald K. Strand	65,854	(5)	171,956	237,810	(5)	*
Gary A. Knutson	19,160		56,000	75,160		*
Charles A. Mausbach	24,543		46,727	71,270		*
Douglas G. Vang	4,248		25,000	29,248		*
Patrick Delaney	12,587		20,000	32,587		*
Dawn R. Elm	0		0	0		*
John H. Flittie	13,631	(6)	20,000	33,631	(6)	*
Thomas Gallagher	2,000		10,000	12,000		*
Darrell G. Knudson	10,000		15,000	25,000		*
Karen M. Meyer	90		0	90		*
Lauris N. Molbert	2,500		8,000	10,500		*
Rahn K. Porter	2,000		12,000	14,000		*
Marilyn R. Seymann	5,155		20,000	25,155		*
Harvey L. Wollman	32,403	(7)	20,000	52,403	(7)	*
All executive officers and directors as a group (24 persons)	669,356		866,138	1,535,494		4.07%

*
less than 1%

(1)
Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

(2)
In addition to the Common Stock beneficially owned: four directors and two executive officers own a combined 12,800 shares of CFBXM 7.60% Cumulative Capital Securities issued by CFB Capital IV, a business trust subsidiary of the Company, having an aggregate face value of $320,000 and representing 1.33% of the class of securities; and four directors and three executive officers own a combined 29,070 shares of CFBXN 8.125% Cumulative Capital Securities issued by CFB Capital III, a business trust subsidiary of the Company, having an aggregate face value of $726,750 and representing 3.03% of the class of securities.

(3)
Based on the Schedule 13G filed by Barclays Global Investors NA ("Barclays") on February 17, 2004. Of the 2,591,622 shares reported as beneficially owned, Barclays has sole voting and sole dispositive power over 2,226,424 shares.

(4)
Based on the Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") on February 4, 2004. Of the 2,087,845 shares reported as beneficially owned, Price Associates has sole voting power over 755,045 shares and sole dispositive power over all 2,087,845 shares. Price Associates expressly disclaims beneficial ownership of these securities.

(5)
Includes 83,854 shares held jointly with his wife, for which Mr. Strand has shared voting and investment power.

(6)
Includes 3,400 shares held in a trust, for which Mr. Flittie is sole trustee with sole voting and investment power.

(7)
Includes 27,411 shares held jointly with his wife, for which Mr. Wollman has shared voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% stockholders ("insiders") of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company's securities. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all insiders of the Company made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during 2003, except that, due to Company administrative error, a Form 4 was not timely filed for each of Mark Anderson, Thomas Anderson, Dan Fisher, Bruce Heysse, Thomas Hilt, Gary Knutson, Brad Rasmus, Patricia Staples, Ronald Strand, Douglas Vang and Craig Weiss on three occasions in connection with shares of the Company's common stock acquired through payroll deductions (January 10, 2003; January 24, 2003; and February 7, 2003) under the Company's Supplemental Executive Retirement Plan ("SERP"). The shares acquired in these SERP transactions were reported in subsequent filings by each of the insiders, and the SERP was amended in April 2003 to remove the Company's common stock as a purchase alternative.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Mark A. Anderson, the Company's President and Chief Executive Officer, and certain other most highly compensated executive officers of the Company as of December 31, 2003 (the "Named Executives"), in all capacities in which they served:

Summary Compensation Table

						Long Term Compensation
		Annual Compensation
						Securities Underlying Options(#)		All Other Compensation(1)
	Year	Salary		Bonus
Mark A. Anderson President and Chief Executive Officer	2003 2002 2001	$561,589 479,489 474,381	(10)	$207,160 309,344 299,267	(2)	101,896 96,941 50,000	(3) (5)	$595,764 511,643 20,574	(4) (6)
Ronald K. Strand Vice Chairman and Chief Operating Officer Regional Banking	2003 2002 2001	$438,762 403,320 402,458	(10)	$139,298 223,000 209,371	(2)	71,957 40,000 40,000	(3)	$322,674 74,876 17,459	(4) (6)
Gary A. Knutson Executive Vice President Division President	2003 2002 2001	$261,446 251,163 237,992	(8) (9) (10)	$80,071 109,980 106,975	(2)	18,000 18,000 13,000		$11,475 14,097 10,054
Charles A. Mausbach Executive Vice President Division President	2003 2002 2001	$259,084 248,622 231,226	(8) (9) (10)	$83,344 99,581 76,190	(2)	34,634 18,000 13,000	(3)	$165,301 16,397 10,602	(4) (7)
Douglas G. Vang Executive Vice President Human Resources	2003 2002 2001	$230,310 187,052 151,584	(11)	$50,992 79,444 74,625	(2)	15,000 15,000 10,000		$12,800 11,368 5,603

(1)
Represents contributions by the Company to the Company's 401(k) and Supplemental Executive Retirement Plan on behalf of the Named Executives.

(2)
The 2003 bonus compensation is paid in 2004.

(3)
Includes stock option grants issued pursuant to the reload feature of option exercises during 2003 by Messrs. Anderson, Strand and Mausbach as follows: Mr. Anderson 41,896 shares, Mr. Strand 31,957 shares and Mr. Mausbach 16,634 shares.

(4)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2003 by Messrs. Anderson, Strand and Mausbach as follows: Mr. Anderson $571,014, Mr. Strand $303,774 and Mr. Mausbach $153,826.

(5)
Includes stock option grants issued pursuant to a reload feature upon exercises during 2002 by Mr. Anderson of 36,941 shares.

(6)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2002 by Messrs. Anderson and Strand as follows: Mr. Anderson $490,258 and Mr. Strand $56,876.

(7)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2001 by Mr. Mausbach of $631.

(8)
Included in the 2003 compensation of Messrs. Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Knutson $5,518 and Mr. Mausbach $5, 518

(9)
Included in the 2002 compensation of Messrs. Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Knutson $5,597 and Mr. Mausbach $5,822.

(10)
Included in the 2001 compensation of Messrs. Anderson, Strand, Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Anderson $4,783, Mr. Strand $4,850, Mr. Knutson $4,627 and Mr. Mausbach $4,948.

(11)
Includes a $25,000 stay bonus paid in 2003.

Stock Options

        The following table contains information concerning grants of Company stock options to the Named Executives during 2003:

Option Grants in 2003

Individual Grants

								Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
			% of Total Options Granted to Employees in 2003
	Options Granted(1)				Exercise Price Per Share		Expiration Date
								5%	10%
Mark A. Anderson	60,000 15,979 25,917	(1) (2) (2)	6.9 1.8 3.0	% % %	$ $ $	26.29 27.23 26.88	04/22/13 02/02/09 02/08/10	992,018 147,978 283,606	2,513,969 335,712 660,923

	101,896		11.7%					1,423,602	3,510,604
Ronald K. Strand	40,000 31,957	(1) (2)	4.6 3.7	% %	$ $	26.29 27.23	04/22/13 02/02/09	428,107 295,948	997,671 671,404

	71,957		8.3%					724,055	1,669,075
Gary A. Knutson	18,000	(1)	2.1%			$26.29	04/22/13	297,606	754,191
Charles A. Mausbach	18,000 4,021 4,844 2,946 3,750 1,073	(1) (2) (2) (2) (2) (2)	2.1 0.5 0.6 0.3 0.4 0.1	% % % % % %	$ $ $ $ $ $	26.29 28.41 28.41 27.94 27.94 27.94	04/22/13 02/02/09 02/08/10 02/02/09 02/08/10 02/06/11	192,648 38,851 56,024 27,994 42,654 14,314	448,952 88,141 130,561 63,508 99,402 34,284

	34,634		4.0%					372,485	864,848
Douglas G. Vang	15,000	(1)	1.7%			$26.29	04/22/13	248,005	628,492

(1)
Each option became exercisable in equal installments over a period of three years, commencing one year after the date of grant, so long as employment with the Company or one of its subsidiaries continues.

(2)
Each option is immediately exercisable, as options issued pursuant to a reload option feature of the underlying option award.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003:

Aggregated Option Exercises and December 31, 2003 Option Values

			Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-The-Money Options At 12/31/03(1)
	Shares Acquired on Exercise
		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Anderson	70,000	$662,600	160,503	80,000	$768,824	$252,800
Ronald K. Strand	60,000	$313,600	145,290	66,667	$1,398,678	$231,068
Gary A. Knutson	5,650	$7,317	39,666	34,334	$429,447	$145,706
Charles A. Mausbach	25,907	$302,967	30,393	34,334	$115,146	$145,706
Douglas G. Vang	0	$0	11,666	28,334	$83,511	$116,689

(1)
Based on a closing sale price of $28.94 per share of Common Stock on December 31, 2003.

Executive Severance Plan

        In December 2003, the Compensation Committee approved an Executive Severance Plan ("Severance Plan") for eligible executives of the Company and its subsidiaries. The Severance Plan is designed to enhance the Company's ability to retain existing executive management and, if needed, attract new executives, provide reasonable severance benefits for eligible executives in the event of termination of employment, and enhance executive morale. In the event of (i) the involuntary termination of an executive other than for cause, (ii) disability; or (iii) the voluntary termination by an executive for good reason, the executive is entitled to severance pay equal to months of base salary as follows: Chief Executive Officer, 36 months; Chief Operating Officer, 24 Months; Executive Vice President, 18 months; and Senior Vice President, 12 months. Payments under the Severance Plan are not triggered solely by a change in control of the Company.

        Based upon their respective base salaries for 2003, the named executive officers would receive severance pay as follows:

Mark A. Anderson	$1,650,000
Ronald K. Strand	840,020
Gary A. Knutson	382,500
Charles A. Mausbach	382,500
Douglas G. Vang	307,500

        Severance will be paid on a salary continuation basis at regular payroll intervals. In the event the executive obtains other employment during the applicable severance period (other than a senior executive position of a major competitor of the Company), the executive will receive a lump sum payment of 50% of the remaining severance payments. In addition to severance, executives will receive a pro rata AIP bonus to the date of termination, continuation of health, dental and vision coverages on a cost sharing basis, and payment of outplacement services for those eligible. The Board of Directors may amend the Severance Plan at any time, except that in the event of a change in control of the Company, the Severance Plan cannot be amended or terminated for a 12-month period following the change in control. Benefits payable under the Severance Plan will be reduced, if necessary, to avoid an "excess parachute payment" under Section 280G of the Internal Revenue Code.

Indebtedness of Management

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

Employment Agreements

        The Company had previously entered into Change in Control Severance Agreements with Mr. Anderson and 17 other senior executive officers of the Company. These Change in Control Severance Agreements were terminated on December 31, 2001. The Company has not entered into new Change in Control Severance Agreements with its executive officers, but it may do so in the future. Such Change in Control Severance Agreements could provide the executives with certain severance payments upon a change in control of the Company. The Executive Severance Plan described above provides for severance benefits that would be payable in connection with certain terminations of employment.

Comparative Stock Performance

        The graph below compares the cumulative stockholder return of the Company's Common Stock since December 31, 1998, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Bank Stock Index, an index of bank stocks traded on the Nasdaq National Market. The table below compares the cumulative total return of the Company's Common Stock as of December 31, 1999, 2000, 2001, 2002 and 2003, assuming a $100 investment on December 31, 1998, and assuming reinvestment of all dividends:

	COMPARATIVE STOCK PERFORMANCE
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
The Company	$100.00	$76.37	$94.86	$133.03	$141.05	$159.47
Nasdaq Composite Index	$100.00	$185.43	$111.83	$88.76	$61.37	$91.75
Nasdaq Bank Stock Index	$100.00	$96.15	$109.84	$118.92	$121.74	$156.62

        The Company's Common Stock closed at $28.94 per share on December 31, 2003, and closed at $28.40 per share on February 27, 2004.

Compensation Committee Report on Executive Compensation

        This is a report of the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is composed of the undersigned Board members, all of whom are non-employee directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act.

        Compensation Philosophy.    In designing executive compensation, the Committee has adopted the policy that (1) executive base compensation levels should be established at levels that are comparable to the commercial banking industry and financial institutions of the Company's size and be adequate to retain highly-qualified personnel, and (2) variable compensation should be established to provide incentive to improve performance and stockholder value, and awards under these variable compensation plans should reflect internal Company performance criteria as well as the Company's performance as compared to the performance of certain peer groups described under "Annual Incentives" below.

        Base Salary.    The Company's base salary program was designed with the assistance of Hay Management Consultants. In 2002, the Company engaged Latham Consulting to review the Company's compensation plans and benefits, and to determine current levels of competitiveness. Every other year, the Committee establishes base salaries through a comparison of the Company's executive salaries with those of comparable executive positions nationwide, according to survey data provided to the Company, and through assessment of the executive's responsibilities, prior experience and breadth of knowledge. Many of the institutions included in the peer group analysis are companies included in the Nasdaq Bank Stock Index. That Index has been used for comparison purposes in the stock performance graph included under "Comparative Stock Performance" below.

        Annual Incentives.    In awarding annual cash bonuses, the Company uses an Annual Incentive Award Program ("AIP") for its executives, other corporate officers and area managers, bank presidents and branch managers. The Company historically pays its AIP award in March based on performance for the prior year. Executive AIP awards for 2003 were made based on the Committee's evaluation of three components:

  1.
  Internal performance, which is measured by earnings per share of the Company on a consolidated basis as compared with the Company's profit plan level. Internal performance effectively constituted 12.5% of the bonus calculation for 2003 for all executives, except for three division presidents, which effectively constituted 8.3%.

  2.
  External performance, which is measured by return on equity of the Company's consolidated operations (ROE) and total stockholder return (TSR) compared to a peer group of banks. The peer group is selected annually by SNL Securities based on size comparability and geographic proximity to the Company. External performance effectively constituted 62.5% of the bonus calculation in 2003 for all executives, except three division presidents, which effectively constituted 41.7%.

  3.
  Balanced scorecard component, which is measured by targeted performance levels specific to the individual executive's area of responsibility, including sales indicators related to sales activity, cross-sell and campaign performance, key financial indicators related to net operating revenue and non-interest income, and credit quality ratios. For all participating executives, the balanced scorecard component effectively constituted 25% of the total incentive payout, except for three division presidents, which effectively constituted 50% of their total incentive payout.

        Prior to the beginning of each fiscal year, a target and maximum bonus level is established for each AIP participant. In 2003, the target levels for executive officers ranged from 15% to 50% of base salary, and maximum levels ranged from 30% to 100% of base salary. Based on the Company's results for 2003, bonuses were set at amounts of between 15% and 37.67% of the executives' base salaries. These percentages were lower than the previous year. Forty-five executives received payouts, which included a balanced scorecard component in 2003.

        Minimum internal and external performance thresholds below which no AIP bonuses will be paid to executives are set annually. Under the AIP program for 2003, based on the Company's performance against its plan, the internal performance component of the awards was paid at 92% of the targeted plan level. The total external component was 100% of the targeted level, due primarily to the level of the Company's return on equity.

        The Company's 2004 AIP will continue to include a balanced scorecard component for all executives, corporate officers and all bank presidents, in addition to the external and internal performance components. The balanced scorecard performance criteria includes target performance levels specific to the individual executive's area of responsibility. Internal performance will be measured by earnings per share of the Company on a consolidated basis as compared to the Company's profit plan. External performance is measured by the Company's return on equity and total Stockholder return compared to a peer group of banks.

        The following chart illustrates the weighting of each component of the 2004 AIP by executive group:

	Internal	External	Balanced Scorecard
Messrs. Anderson and Strand	37.5%	37.5%	25%
Other Executives/Corporate Officers	37.5%	37.5%	25%
Division Presidents	25%	25%	50%
Area Managers	12.5%	12.5%	75%
Bank Presidents/Managers	0%	0%	100%

        Supplemental Executive Retirement Plan.    Effective August 1, 1995, and restated effective January 1, 2004, the Board of Directors adopted the Community First Bankshares, Inc. Supplemental Executive Retirement Plan ("SERP") for executive officers of the Company. The SERP permits the Company's executive officers to defer up to 50% of salary and 100% of incentive pay under a non-qualified retirement plan. The Company matches 100% of the first 3% of the executive's salary or incentive pay contribution, and 50% of the next 3% of salary or incentive pay contribution. This amount is offset by the matching dollars made in the 401(k) Retirement Plan described below. The Company's matching contribution to the SERP and 401(k) Retirement Plan may not exceed 4.5% of the executive's total compensation. Effective in 2004, the Company will contribute an additional, annual amount to the SERP for active participants as measured by Company Return on Equity (ROE). Such amounts may run from 0% to 7% of executive base salary depending on ROE with a target of a 5% contribution at a 20% ROE. Executives can choose from among a number of different earning option preferences, including mutual funds, and payouts under the SERP will be in the form of cash in a lump sum or in installments payable over five (5), ten (10), fifteen (15) or twenty (20) years. In the event of a change in control of the Company that is not approved by the Board, the Company is required, under the terms of the trust agreement maintained in connection with the SERP, to contribute an amount to the trust so that the trust's assets will equal the Company's liability to pay benefits under the SERP as date of the change in control. The Plan was amended in June 2003 to eliminate Company common stock as an earnings option preference. An executive may receive a distribution of his or her SERP account following a change in control of the Company subject to a ten percent (10%) forfeiture.

        401(k) Retirement Plan.    All employees, including executive officers, who regularly work at least 1,000 hours per year are eligible to participate in the Company's 401(k) Retirement Plan and Trust (the

"401(k) Plan"). Under the terms of the 401(k) Plan, eligible participants could contribute up to $12,000 in 2003 through a pre-tax deferral of compensation. Eligible employees who are age 50 or older could contribute up to $14,000 through a pre-tax compensation deferral. The Company makes a matching contribution equal to 100% of the first 3% of compensation, and 50% of the second 3% of compensation. However, because the Internal Revenue Code limits compensation that may be considered under the 401(k) Plan to $200,000, the maximum matching contribution for any participant would be $9,000. In addition, eligible employees who were employed on the last day of the 401(k) Plan year, December 31, are eligible to receive an allocation of a discretionary contribution which may be authorized by the Board, and which is allocated as a uniform percentage of each participant's compensation (subject to the $200,000 limit on eligible compensation). No discretionary profit sharing contributions were authorized by the Board for fiscal year 2003. The named executives and other officers received the following amounts of pre-tax deferral and matching contribution allocated to their account in the 401(k) Plan as follows:

Mark Anderson	$16,390
Ronald K. Strand	$18,900
Gary A. Knutson	$2,475
Charles A. Mausbach	$2,475
Douglas G. Vang	$3,800
Executive Officers as a group:	$56,754

        Employee Stock Option Plan.    Each year, the Committee establishes the aggregate number of shares to be covered by options granted to employees under the Company's 1996 Stock Option Plan. The Wyatt Company prepared a consulting study for the Company in 1989, and recommended that, upon becoming publicly held, the Company should limit annual option grants under the 1996 Stock Option Plan to roughly 1% to 2% of Common Stock outstanding and issuable under outstanding options and warrants. The Company has followed this recommendation since becoming a public company in 1991, and historically the Committee has limited the number of shares for which employee stock options are granted to approximately 1.6% of the Company's outstanding Common Stock. Management typically recommends the allocation of these shares among the employees according to their responsibilities and performance, except that the Committee determines the level of option grants to the Chief Executive Officer. Options typically have ten-year terms, with vesting as to one-third of the shares covered on each of the first, second and third anniversaries of the grant date, exercisable at market value of the Company's Common Stock at the time of grant. In addition, in 2003, the Board of Directors granted the Chief Executive Officer authority to make grants of options to purchase an aggregate 25,000 shares of Common Stock in amounts and to employees of his choice.

        The purpose of the 1996 Stock Option Plan, which was approved by the Company's stockholders at the 1996 Annual Meeting and amended at the 2003 Annual Meeting, is to provide a continuing, long-term incentive to, and reward the outstanding performance of, selected eligible employees, officers of the Company or any of its subsidiaries, or to consultants and non-employee directors of the Company. The 1996 Stock Option Plan also enables the Company to maintain a competitive position to attract and retain key employees and directors necessary for continued growth and profitability. Finally, the 1996 Stock Option Plan further aligns the interests of participants with the interests of the Company's stockholders by providing for or increasing the proprietary interest of such persons in the Company.

        Chief Executive Officer's Compensation.    Mark A. Anderson, the President and Chief Executive Officer of the Company, receives compensation from the Company based on criteria identical to its other executive officers. In 2003, the Company paid Mr. Anderson a salary of $561,589, and he received an AIP award for 2003 performance of $207,160. The Company also has approved an option grant to Mr. Anderson to buy 60,000 shares of the Company's Common Stock. Mr. Anderson's target

AIP award and the number of his option shares that he will receive were higher than those granted to other executives in recognition of his responsibilities and his performance in his position.

        Deductibility of Compensation.    There is a $1 million limit on the deductibility of certain compensation to any individual for federal income tax purposes established by the Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"). The Committee does not believe that any executive will have sufficient compensation in the foreseeable future to cause this limitation to impact the Company. The Committee will continue to evaluate whether any future action is appropriate to qualify any of the Company's compensation plans under the Budget Act and applicable regulations of the Internal Revenue Service to allow the deductibility of compensation under such plans in excess of $1 million.

        Board Action.    All recommendations of the Compensation Committee to the Company, except for grants of stock options to executives, have been and are subject to the Board of Directors' review and approval.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
Thomas Gallagher, Chair Patrick Delaney, Vice Chair Darrell G. Knudson Karen M. Meyer Rahn K. Porter Harvey L. Wollman

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Our executive compensation programs are administered by the Compensation Committee of the Board of Directors. The Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company. Mr. Anderson, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during fiscal 2003, but did not take part in deliberations regarding his own compensation. Mr. Anderson's participation in the deliberations of the Compensation Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding the appropriate levels of compensation for the Company's officers.

OTHER MATTERS

Certain Relationships and Related Transactions

        The Company's subsidiary banks make loans from time to time to officers and directors of the Company and its affiliates. Loans to executive officers and directors of the Company as of December 31, 2003, by its subsidiary banks totaled approximately $49,000. Such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability.

        Patrick Delaney retired on December 31, 2002 as a partner in the law firm of Lindquist & Vennum PLLP, which provided legal services to the Company (and its subsidiaries) in 2003. Fees paid to the law firm were approximately $522,446. Such fees did not exceed 5% of the law firm's gross revenues. The Company believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Delaney's former position as a partner of the firm. The Company has also retained the law firm to render services to the Company in 2004.

Stockholder Proposals

        The rules of the Securities and Exchange Commission (the "SEC") permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's 2005 Annual Meeting of Stockholders is expected to be held on or about April 20, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about March 11, 2004. The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement for its 2004 Annual Meeting of Stockholders is November 13, 2004. Additionally, if the Company receives notice of a stockholder proposal outside the processes of Rule 14a-8 after January 27, 2005, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2003 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

Annual Report; Householding of Annual Disclosure Documents

        The Company's Annual Report to stockholders for the past fiscal year is enclosed with this Proxy Statement and contains the Company's financial statements for the fiscal year ended December 31, 2003. A copy of the Company's Form 10-K Annual Report filed with the SEC will be furnished without charge to any stockholder who requests it in writing from Mark A. Anderson, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001.

        Pursuant to SEC rules, banks, brokers and other holders of record may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Annual Report to stockholders and Proxy Statement may have been sent to multiple stockholders in your household. Upon request, the Company will promptly deliver a separate copy of either document to you if you notify the Company of your request by calling or writing Mark A. Anderson, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001, telephone number (701) 298-5600. If you want to receive separate copies of the Company's Annual Report to stockholders or Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one per household, you should contact your bank, broker or other holder of record, or you may contact the Company at the address or phone number listed above.

Other Information

        The Board of Directors knows of no matters other than the foregoing to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on such matters.

        If a stockholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business, but it will not be considered as voting in favor of such matter and, therefore, will have the same effect as a vote against. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. Nasdaq rules permit brokers who hold shares in street name to vote on certain routine matters when they have not received instructions from beneficial owners. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of these matters.

By the Order of the Board of Directors
Thomas J. Rohleder Secretary

APPENDIX A

Community First Bankshares, Inc.

2004 AUDIT COMMITTEE CHARTER

I.     Charter Purpose

        The Audit Committee is established by and amongst the Board of Directors for the primary purpose of assisting the board in:

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  overseeing the integrity of the Company's financial statements,

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  overseeing the Company's compliance with legal and regulatory requirements,

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  overseeing the independent auditor's qualifications and independence,

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  overseeing the performance of the company's internal audit function and independent auditor, and

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  overseeing the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

        Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors.

        The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

        The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the audit committee chooses to engage.

        The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II.    Composition and Meetings

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. The board shall determine whether at least one member of the Audit Committee qualifies as an "audit committee financial expert" in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether or not he or she is independent, shall be disclosed in periodic filings as required by the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

        The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The Audit

Committee Chair is appointed by the Board of Directors. All Audit Committee members serve on a year-to-year basis and are subject to reconfirmation annually by the Board of Directors.

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee absent members of management and on such terms and conditions as the Audit Committee may elect. As part of its job to foster open communication, the Audit Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee should meet quarterly with the independent auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

        The Audit Committee Chair and the Director of Internal Audit will establish the meeting agenda, in accordance with the Charter.

        The Secretary of the Company will record Audit Committee activities.

III.  Reporting to the Board of Directors

        The Audit Committee shall regularly update the Board of Directors about its activities and provide the Board with any recommendations for Board decisions that are required as a result of these activities.

IV.    Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will do the following:

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  Appoint, compensate and oversee the engagement, retention or replacement of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries.

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  Evaluate performance of independent auditor.

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  Establish hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

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  Adopt and implement policies to govern approval of all audit and non-audit services to be performed by the independent auditor. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full AC at its next scheduled meeting.

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  Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

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  Establish procedures for:

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  Receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters.

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    The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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  Review procedures relating to the minimum standards of professional conduct for attorneys under the enactment of Section 307 of the Sarbanes-Oxley Act.

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  Review management's report on internal controls and the independent auditor' attestation on management's assertions as required by Section 404 of the Sarbanes-Oxley Act.

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  Approve minutes of previous meeting.

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  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

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  Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement to shareholders at least triennially, the year after any significant amendment to the Charter, or at such frequency as may be required by the Commission or the Nasdaq National Market or other applicable regulatory authority.

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  Evaluate Director of Internal Audit performance.

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  Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

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  Review and discuss with management all Section 302 and 906 certifications required by the Sarbanes-Oxley Act of 2002.

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  Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

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  Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

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  Approve audit committee meeting planner for the upcoming year and confirm mutual expectations with management and the auditors.

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  Review the code of ethics for the Company's senior financial officers.

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  Orientation of new members and continuing education.

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  Engage independent counsel and other advisers including the authority to retain and compensate outside advisors without seeking Board approval. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

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  Ensure regular rotation of partners on the independent audit team so they do not participate in audits for more than five consecutive fiscal years, as required by regulation. Appoint, compensate and oversee the engagement, retention or replacement of the independent auditors to audit the financial statements of the Company and its divisions and subsidiaries. For example:

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  Bookkeeping and other services related to the Company's accounting records or financial statements;

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    Financial information systems design and implementation;

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    Appraisal or valuation services, fairness opinions and contribution-in-kind reports;

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    Actuarial services;

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    Internal audit outsourcing services;

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    Management functions and human resources;

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    Broker-dealer, investment adviser and investment banking services;

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    Legal services and expert services unrelated to the audit; and

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    Any other service that the Public Company Accounting Oversight Board prohibits, by regulation.

Regulatory:

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  Summary of Regulatory ratings for all legal entities.

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  Summary of Regulatory reports update.

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  Outstanding matters requiring attention.

Internal Audit:

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  Scope of internal audit plan for upcoming year, resources, and expertise.

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  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the internal audit plan, with explanations for any deviations from the original plan.

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  Status of internal audit plan

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  Results of completed audits

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  Status of significant audit findings

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  Summary of audit surveys.

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  Status of significant findings.

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  The Audit Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

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  Receive, on a quarterly and annual basis, if so required, any disclosures by management regarding:

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  All significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data.

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  Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

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  Review management's evaluation of the Company's internal procedures related to the preparation of periodic reports filed with the Securities Exchange Commission.

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  Internal auditing costs (budget/actual).

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  Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

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  Review the engagement of third parties, other than the independent auditor, to team with the Company in performing the internal audit function.

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  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

Loan Review:

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  Status of Loan Review plan.

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  Results of completed reviews.

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  Systemic credit administration issues.

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  Status of significant loan review findings.

Financial Management:

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  Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

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  The Audit Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors.

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  The Audit Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

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  Status of significant accounting estimates and judgments (e.g., reserves) and special issues (e.g., major transactions, related party transactions, accounting change)

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  Discuss earning press releases and other financial information and earnings guidance provided to analysts and rating agencies.

External Audit:

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  Scope of interim reviews, annual audit, engagement letter and fees.

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  Results of annual audit (including required communications).

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  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

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  Summary of unadjusted audit differences.

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  Receive reports from the outside auditor on, among other things, critical accounting policies and alternative treatments of financial information that have been discussed with management. Discuss significant accounting estimates with the Company's management and external auditors on an annual basis. Current developments in accounting principles, auditing standards, independence standards, or reporting practices.

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  Status of critical accounting policies and all alternative accounting treatments discussed with the independent auditors.

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  Report on weaknesses and other recommendations and management responses.

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  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

Risk Management:

        Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies. Conduct an annual review with the Company's General Counsel on legal matters and obtain comments from General Counsel. Otherwise is free to inquire into, but is not responsible, for legal matters.

COMMUNITY FIRST BANKSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 20, 2004 10:00 a.m. Holiday Inn I-29 and 13th Avenue South Fargo, North Dakota 58103
520 Main Avenue, Fargo, North Dakota 58124-0001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 20, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Items 1 and 2.

Only stockholders of record at the close of business on February 27, 2004 will be entitled to receive notice of and to vote at the meeting.

By signing the proxy, you revoke all prior proxies and appoint Mark A. Anderson and Ronald K. Strand, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Monday April 19, 2004.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

  •
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET—www.eproxy.com/cfbx/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Monday April 19, 2004.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Community First Bankshares, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you would like to access the proxy materials electronically next year, go to the following consent site address at: http://www.econsent.com/cfbx/

If you vote by Phone or Internet, please do not mail your Proxy Card

—Please fold here—

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Directors	01 Mark A. Anderson	02 Patrick Delaney	☐	Vote FOR
		03 John H. Flittie	04 Darrell G. Knudson		all nominees
		05 Dawn R. Elm	06 Marilyn R. Seymann		(except as marked)
		07 Harvey L. Wollman	08 Thomas Gallagher	☐	Vote WITHHELD
		09 Rahn K. Porter	10 Lauris N. Molbert		from all nominees
11 Karen M. Meyer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

   2.     Proposal Two:    To ratify and approve the appointment of Ernst & Young LLP, as independent public accountants for the Company

☐ FOR                      ☐ AGAINST                      ☐ ABSTAIN

   3.     In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Dated: _______________________________

Address Change?
Mark Box ☐ Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held April 20, 2004
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION
CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSALS
Proposal One: Election of Directors
Proposal Two: Appointment of Independent Auditors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OTHER MATTERS